Exhibit 10.5

Agreement For Transfer of Land Use Right and Housing Titles

This Agreement for Transfer of Land Use Right and Housing Titles (the “Agreement”) is entered into as of  August 26, 2008 by and among the following parties:

Party A: Kaifeng High Pressure Valve Steel Casting Limited Liabilities Company (开封高压阀门铸钢有限责任公司), A limited liabilities company
Address:  No. 93, West Xin Song Road, Shunhe District, Kaifeng City, Henan Province
Legal Representative: Zhang, Peizhuang

Party B: Henan Kaifeng High Pressure Valve Co., Ltd (河南开封高压阀门有限公司), A limited liabilities company
Address: No. 93, West Xin Song Road, Shunhe District, Kaifeng City, Henan Province
Legal Representative: Fang, Siping

Party A and Party B are referred to herein as the "Parties" collectively and as a "Party" individually.

Whereas,

1
Party A is a limited liability company established by two natural persons (Zhang Peizhuang and Fang Bin). It owns the land use right to the land lot located at No. 93, West Xin Song Road, Shunhe District, Kaifeng City, Henan Province and the titles to the buildings thereon.

2	Party B is a subsidiary of China Valves Technology, Inc. in China.

3	Now, the Parties have agreed that Party A will transfer the aforesaid land use right and house title to Party B.

According to the Law of the People's Republic of China on Urban Real Estate Administration, Interim Regulations of the People's Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas and other relevant laws and regulations, and by the principle of equality, mutual consent, mutual benefits and good faith, the Parties have entered into this Agreement.

Article 1
Party A will transfer to Party B the land use right to the land lot located at No. 93, West Xin Song Road, Shunhe District, Kaifeng City, Henan and the titles to the buildings thereon.  This land has been granted from the state for the purpose of industrial use with total area of 256,921.09 m2.  For the number of Land Use Right Certificate, please refer to Appendix I to this Agreement.  For the layout and location of this land, please refer to Appendix II to this Agreement.  The total construction area of the buildings thereon is 91,029.55 m2.  For a list of the House Title Certificates of the buildings, reference is made to Appendix I to this Agreement.

Article 2
The duration of the land use right to the land lot indicated in Article 1 will last until December 1, 2054, as described in the Land Use Right Certificate to be issued by relevant regulatory authority to Party B.

Article 3
During the term of the land use right after Party B acquires the aforesaid land use right and the house titles, Party B’s legal rights and interests will be protected by the law.  Under certain circumstances, when the State takes back the land use right pursuant to due process for the purpose of public interests, Party B has the right to obtain reasonable compensation for its losses in respect of such land use right and house titles pursuant to relevant regulations.

Article 4	The total price for the transfer of the abovementioned land use right and house titles will be determined by both Parties through consultation.

Article 5	Party B will pay Party A in lump sum the price as set forth in Article 4.

Article 6
After the payment of such price by Party B, Party A should complete the formalities for registration of the changes in land use right and house titles within the period requested by Party B. Party B should coordinate with Party A in such process, and Party A will be responsible for payment of corresponding fees and taxes.

Article 7	During the effectiveness of the land use right transferred hereunder, Party B will pay land use fees to the land administrative authority according to relevant regulations.

Article 8
Party A warrants that when the transfer hereunder occurs, it has exclusive ownership of the land use right to the aforesaid land and titles to the buildings thereon, there is no dispute in respect of such titles, there is no encumbrance or economic burden on such land or buildings (including but not limited to any mortgage, outstanding land premium, outstanding public utilities fee, or compensation for requisition and relocation), and no enforcement action has been taken against such properties by any judicial or administrative authority.  If Party A is in breach of such warranty, or in case of any untruthfulness, inaccuracy or incompleteness of any warranty made in this paragraph, Mr. Fang Siping, who is a shareholder of Party A, will, in accordance with the Indemnification Agreement attached hereto as Appendix II, indemnify Party B for any costs, expenses (including reasonable legal fees), liabilities or losses so incurred.

Article 9
Any Party that fails to perform its obligations hereunder after the execution hereof will be deemed to be in breach of this Agreement.  In case of such breach, the non-breaching party has the right to compel the breaching party to perform its obligations hereunder, or seek damages or any other remedy available under applicable laws.

Article 10
This Agreement and its appendices constitute the entire agreement entered into between the Parties regarding the subject matter hereunder.  The appendices hereto and this Agreement are indivisible from each other and will have equal legal effect.

Article 11
The Parties may, after mutual consultation, enter into any separate agreement in writing regarding any matter not addressed in this Agreement.  Such separate agreement will be an integral part hereof and will have the same legal effect as this Agreement.

Article 12	This Agreement may not be amended or revised unless signed in writing by authorized representatives of both Parties.

Article 13	The formation, effectiveness, interpretation, execution, performance, amendment and termination of this Agreement should be governed by published laws of China.

Article 14
This Agreement will take effect after the legal or authorized representatives of both Parties have signed and attached their official seals to it.  Any dispute arising from the performance of this Agreement should be resolved by mutual consultation between both Parties.  In case no settlement can be reached through such consultation, either Party may bring a legal action at the People’s Court in the domicile of Party B.

Article 15
This Agreement should be executed in five originals, each of which should have equal legal effect.  Party A and Party B should each hold two originals, and another original should be filed with the real estate administrative authority.

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IN WITNESS THEREOF, both Parties have caused each of their duly authorized representatives to execute this Agreement on and as of the day and year first above written.

Party A
Kaifeng High Pressure Valve Steel Casting Limited Liabilities Company
[SEAL]

By：______________________（Seal）
Name：
Title：

Party B
Henan Kaifeng High Pressure Valve Co., Ltd
[SEAL]

By：______________________（Seal）
Name：
Title：

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